UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)          June 24, 2021

CYCLO THERAPEUTICS, INC.

(Exact name of registrant as specified in charter)

Nevada	001-39780	59-3029743
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

6714 NW 16th Street, Suite B, Gainesville, Florida	32653
(Address of Principal Executive Offices)	(zip code)

386-418-8060
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.0001 per share	CYTH	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	CYTHW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Cyclo Therapeutics, Inc. 2021 Equity Incentive Plan

On June 24, 2021, the stockholders of Cyclo Therapeutics, Inc. (the “Company”) approved the Company’s 2021 Equity Incentive Plan (the “2021 Plan”) at the Company’s 2021 Annual Meeting of Stockholders (the “Annual Meeting”). The Company’s Board of Directors (the “Board”) previously approved the 2021 Plan, subject to stockholder approval, on April 21, 2021.

The 2021 Plan became effective immediately upon approval by the Company’s stockholders and will expire on June 24, 2031, unless terminated earlier by the Board. The 2021 Plan provides for the granting to the Company’s employees, officers, directors, consultants and advisors of performance awards payable in shares of common stock, stock options (non-statutory and incentive), restricted stock awards, stock appreciation rights (“SARs”), restricted share units (“RSUs”) and other stock-based awards. The purpose of the 2021 Plan is to secure for the Company and its stockholders the benefits arising from capital stock ownership by eligible participants who are expected to contribute to the Company’s future growth and success. Subject to adjustment as provided in the 2021 Plan, 3,000,000 shares of the Company’s common stock are available for issuance under the 2021 Plan.

The foregoing summary of the 2021 Plan does not purport to be complete and is qualified in its entirety by reference to the text of the 2021 Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. A more detailed summary of the 2021 Plan can be found in the definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 29, 2021 (the “Proxy Statement”).

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 24, 2021, at the Annual Meeting, the Company’s stockholders approved an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 10,000,000 to 20,000,000. The Company filed a Certificate of Amendment with the Secretary of State of the State of Nevada on June 24, 2021 to effect such increase. The Certificate of Amendment has been filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein. A more detailed description of the amendment to the Company’s Articles of Incorporation can be found in Proxy Statement.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 24, 2021, the Company held the Annual Meeting to consider and vote on proposals for (i) the election of the director nominees named in the Proxy Statement (“Proposal I”); (ii) the approval of an amendment to the Company’s Articles of Incorporation increasing the number of authorized shares of common stock to 20,000,000 shares (“Proposal II”); (iii) the approval of the 2021 Plan (“Proposal III”); (iv) the approval of the compensation of the Company’s named executive officers (“Proposal IV”); (v) the frequency of holding an advisory vote on executive compensation (“Proposal V”); and (vi) the ratification of the appointment of WithumSmith+Brown, PC to serve as the Company’s independent registered public accountants (“Proposal VI”). Each of the foregoing proposals is described in more detail in the Proxy Statement. Stockholders holding an aggregate of 3,746,899 shares of common stock, representing 58.9% of the outstanding shares of the Company’s common stock as of the record date, and which constituted a quorum, were present in person or represented by proxy at the Annual Meeting. The results of the voting at the Annual Meeting are presented below.

Proposal I - The seven director nominees were all elected to the Board as follows:

Director	Votes For	Votes Withheld	Broker Non-Votes
N. Scott Fine	1,959,833	23,242	1,763,824
Markus W. Sieger	1,960,928	22,147	1,763,824
Jeffrey L. Tate	1,960,931	22,144	1,763,824
Randall M. Toig	1,960,197	22,878	1,763,824
William S. Shanahan	1,873,403	109.672	1,763,824
F. Patrick Ostronic	1,960,931	22,144	1,763,824
C.E. Rick Strattan	1,889,262	93,813	1,763,824

Proposal II - The amendment to the Company’s Articles of Incorporation was approved as follows:

For	Against	Abstain	Broker Non-Votes
3,336,277	370,953	39,995	N/A

Proposal III – The 2021 Plan was approved as follows:

For	Against	Abstain	Broker Non-Votes
1,733,115	183,546	66,414	1,763,824

Proposal IV – The compensation of the Company’s named executive officers was approved as follows:

For	Against	Abstain	Broker Non-Votes
1,795,721	99,349	88,005	1,763,824

Proposal V – Holding an advisory vote on executive compensation on an annual basis was approved as follows:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
1,688,576	78,763	161,851	53,885	1,763,824

Proposal VI - The ratification of the appointment of WithumSmith+Brown, PC was approved as follows:

For	Against	Abstain	Broker Non-Votes
3,699,872	43,258	3,769	N/A

Item 9.0 Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Certificate of Amendment to Articles of Incorporation of Cyclo Therapeutics, Inc. filed June 24, 2021

10.1	Cyclo Therapeutics, Inc. 2021 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyclo Therapeutics, Inc.

Date: June 25, 2021

By: /s/ N. Scott Fine

N. Scott Fine

Chief Executive Officer